Exhibit 10.8

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (this “Assignment”) is made as of this 29th day of June, 2011, by M&I Marshall and Ilsley Bank, having an address at 770 North Water Street, Milwaukee, Wl 53202 (“Assignor”) in favor of TNP SRT Constitution Trail, LLC, a Delaware limited liability company, having a place of business at c/o Thompson National Properties, LLC, 1900 Main Street, Suite 700, Irvine , CA 92614 (“Assignee”).

RECITALS

A. Assignor and TNP Strategie Retail Trust, Inc. have entered into that certain Loan Sale Agreement dated June 21, 2011, as subsequently assigned from TNP Strategic Retail Trust, Inc. to Assignee (the “Loan Sale Agreement”) whereby Assignor agrees to convey to Assignee all of Assignor’s right, title and interest in and to the Loans and the Loan Documents (as defined in the Loan Sale Agreement) that are described on Exhibit 1 hereto. Assignee agrees to accept the Loans on the terms and conditions stated in the Loan Sale Agreement.

B. Pursuant to the Loan Sale Agreement, Assignor desires to execute this Assignment in favor of Assignee.

AGREEMENT

NOW, THEREFORE, in consideration of the sum of TEN and 00/100 DOLLARS ($10.00) and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Assignor hereby agrees as follows:

(a) Definitions. Capitalized terms used but not defined herein shall have the same meaning as set forth in the Loan Sale Agreement.

(b) Assignment. Assignor hereby sells, assigns, transfers and conveys to Assignee, without any representation, warranty or recourse other than as specifically provided for in the Loan Sale Agreement, all of Assignor’s right, title and interest in and to all of the notes and the Loans evidenced by the notes, including any and all guaranties and collateral and other security for the Loans, with such documents and security interests more fully described on Exhibit 1 hereto.

(c) Successors. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

(d) Governing Law. This Assignment shall be governed by the laws of the State of Wisconsin.

(e) WAIVER OF JURY TRIAL. SELLER AND BUYER BOTH IRREVOCABLY WAIVE ANY AND ALL RIGHT EITHER PARTY MIGHT HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS ASSIGNMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS ASSIGNMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. EACH OF THE SELLER AND THE BUYER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

(f) Construction. Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural of such noun or pronoun and pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender.

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

Assignor:

M&I MARSHALL AND ILSLEY BANK

By:	/s/ Michael Martinez
Name:	Michael Martinez
Title:	AVP

EXHIBIT 1

All Loan Documents arising from the original loan dated October 12, 2006, by and between M&I Marshall and Ilsley Bank and Constitution Trail, LLC, a Nebraska limited liability company, including but not limited to all loan agreements, promissory notes, mortgages, security agreements, loan modification agreements, assignments, promissory note extensions, UCC Financing Statements, guaranty agreements, and also including all amendments and modifications thereto.